Exhibit 10.4

THIRD AMENDMENT TO

THIRD

AMENDED AND RESTATED

CREDIT AGREEMENT

among

ALFA CORPORATION and certain of its affiliates,

as Borrowers,

AMSOUTH BANK,

as Lead Arranger and Administrative Agent

AND

WACHOVIA BANK, N.A.

As Documentation Agent

AND

SUNTRUST BANK,

as Syndication Agent

AND

THE SEVERAL LENDERS FROM

TIME TO TIME PARTY HERETO

$300,000,000 Revolving Credit Facility

Dated May 19, 2006

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“this Amendment”) dated as of May 19, 2006 (the “Effective Date”), is entered into by and among ALFA CORPORATION, a Delaware corporation (“ALFA”), ALFA FINANCIAL CORPORATION, an Alabama corporation (“Financial”), ALFA LIFE INSURANCE CORPORATION, an Alabama corporation (“Life”), ALFA INSURANCE CORP., an Alabama corporation (“AIC”), ALFA GENERAL INSURANCE CORP., an Alabama corporation (“General”), ALFA VISION INSURANCE CORPORATION, an Alabama corporation (“Vision”; ALFA, Financial, Life, AIC, General and Vision are sometimes together referred to as the “Initial Participating Entities”; ALFA and the Initial Participating Entities, together with all entities that hereafter become Participating Entities, being hereafter sometimes together referred to as the “Borrowers”), AMSOUTH BANK, an Alabama banking corporation (“AmSouth”), and the various lenders identified on the signature pages hereto (collectively, with all other persons that may from time to time hereafter become Lenders under the Credit Agreement (as defined below) by execution of an Assignment and Acceptance, the “Lenders”) and AMSOUTH BANK, in its capacity as Agent for the Lenders (the “Agent”).

Recitals

A. The Borrowers, the Lenders and the Agent have previously entered into that certain Third Amended and Restated Credit Agreement dated May 23, 2003 (together with any and all amendments thereto, the “Credit Agreement”). Capitalized terms not otherwise herein defined shall have the meanings given them in the Credit Agreement.

B. The Borrowers have requested and the Lenders and the Agent have agreed to enter into certain amendments to the Credit Agreement, as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers, the Lenders and the Agent hereby agree as follows, with such agreements to become effective as of the Effective Date:

1. Recitals. The recitals hereinabove are hereby incorporated by this reference as if fully set forth herein.

2. Rules of Construction. This Amendment is subject to the rules of construction set forth in Section 1.2 of the Credit Agreement.

3. Representations and Warranties of Borrowers. The Borrowers represent and warrant to the Lenders and the Agent as follows:

(a) Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b) No Default. As of the Effective Date, the Borrowers are in compliance in all material respects with all the terms and provisions set forth in the Credit Documents on its part to be observed or performed, and, no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c) Organizational Documents. The organizational documents of the Borrowers have not been modified or amended since May 20, 2005.

4. Amendments to Credit Agreement.

(a) The following capitalized terms set forth in Section 1.1 of the Credit Agreement are hereby amended to read, in their entirety, as follows:

“Applicable Facility Fee Margin,” and “Applicable LIBO Rate Margin,” mean, with respect to any Revolving Credit Loan, Letter of Credit and the facility fee, the rates per annum set forth opposite the appropriate test in the pricing grid below:

Consolidated Indebtedness/Capitalization Ratio	LIBO Rate Margin in Basis Points	Facility Fee Margin in Basis Points

Tier 1 – Less than or equal to 25%	30bps	6bps

Tier 2 – Greater than 25% but less than or equal to 30%	37.5bps	7.5bps

Tier 3 – Greater than 30% but less than or equal to 35%	42.5bps	9bps

Tier 4 – Greater than 35%	60bps	14bps

For purposes of computation of the Applicable Facility Fee Margin and Applicable LIBO Rate Margin, such computation shall be determined as of the end of each calendar quarter, based on the compliance certificate most recently delivered by ALFA in accordance with Section 5.3.1(a). Any adjustment in the Applicable Facility Fee Margin and Applicable LIBO Rate Margin shall commence as of the third Business Day next following the delivery of the compliance certificate most recently delivered by ALFA until such time as the Applicable Facility Fee Margin and Applicable LIBO Rate Margin are

subsequently adjusted (provided that should ALFA fail to timely deliver a required compliance certificate or shall fail to deliver the financial statements required by Section 5.3.1(a) relating to such compliance certificate, the Agent at its option may adjust the Applicable Facility Fee Margin and Applicable LIBO Rate Margin to the highest applicable percentage as of the date the compliance certificate or financial statements were due to be delivered). Any such change in the Applicable Facility Fee Margin and Applicable LIBO Rate Margin shall be effective without notice to ALFA and without any further action by the Agent. As of the date of this Agreement, the Applicable LIBO Rate Margin is 37.5 basis points and the Applicable Facility Fee Margin is 7.5 basis points.

“Maturity Date” means May 19, 2011.

“Required Lenders” means, at any time, the Lenders owning or holding 51% or more of the sum of (i) the then aggregate principal amount of the Revolving Credit Commitments then outstanding plus (ii) the then aggregate Letter of Credit Liabilities; or, if no Loans or Letters of Credits are then outstanding, the Lenders with 51% or more of the aggregate of all Revolving Credit Commitments at such time; or, provided, however, if any Lender has failed to fund any unrepaid Committed Loan that was funded by any other Lender or Lenders, this determination shall be made according to Lenders holding the required percentage of principal amounts of the Committed Loans rather than by the outstanding Revolving Credit Commitments.

“Revolving Credit Commitment” means, with respect to any Lender at any time, the obligations of such Lender to make Committed Loans pursuant to Section 2.7 hereof in the amount set forth under such Lender’s name on its signature page to that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of May 19, 2006 adjacent to the caption “Revolving Credit Commitment” or if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the register maintained by the Agent pursuant to Section 10.11 as such Lender’s “Revolving Credit Commitment” as such amount may be reduced at or prior to such time pursuant to the terms hereof.

(b) The following capitalized terms are hereby added to Section 1.1 of the Credit Agreement and shall read as follows:

“EBIT” means for any period, net income before taxes (or the net deficit if expenses and charges exceed revenues and other proper income credits) for such period plus amounts that have been deducted for (i) Interest Expense and (ii) income taxes, and subject to customary exclusions for nonrecurring and extraordinary items.

“Interest Expense” means (i) interest payable on Indebtedness and Subordinated Debt and (ii) fees incurred for Letters of Credit, each as incurred during the period in question and as determined in accordance with generally accepted accounting principles.

(c) The first sentence of Section 2.17 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

Subject to the terms and conditions of this Agreement, Lenders’ respective Revolving Credit Commitments may be utilized, upon the request of ALFA, on behalf of the Borrowers, for the issuance by the Issuing Bank of letters of credit (the “Letters of Credit”) for the account of Borrowers for uses that would be permitted for the Committed Loans; provided that in no event shall (i) the aggregate amount of all stated and undrawn amounts under Letters of Credit (the “Letter of Credit Liabilities”), together with the sum of the total outstandings under ALFA’s commercial paper and variable rate demand note programs and the aggregate principal amount of the Loans advanced under the Committed Loan, the Swingline Loan and the Competitive Bid Loans, exceed the amount stated in Section 2.3 hereof; provided further, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Liabilities and Reimbursement Obligations to exceed $10,000,000, or (ii) the expiration date of any Letter of Credit extend beyond the Maturity Date applicable to the Committed Loan.

(d) The following Section 2.21 is hereby added to the Credit Agreement and shall read as follows:

2.21. Optional Increase to the Commitments.

(a) Provided that no Event of Default or Unmatured Default then exists and, upon delivery by the Borrowers of an updated proforma compliance certificate which takes into account the requested increase and which does not forecast any covenant non-compliance, the Borrowers may, in accordance with the provisions of this Section prior to May 19, 2010, request in writing that the then Total Revolving Credit Commitments be increased up to $350,000,000, provided, however, that no such request shall be for an increase amount less than $20,000,000 or a greater integral multiple of $10,000,000. Any request under this Section shall be submitted by the Borrowers to the Lenders through the Agent not less than forty-five (45) days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) an updated proforma compliance certificate from the Borrowers stating that no Event of Default or Unmatured Default exists as of the date of the request or will result from the requested increase and (ii) the satisfaction of all conditions precedent specified in Article 3. The consent of all the Lenders, as set forth in Section 9.2.3, shall not be required for an increase in the amount of the Total Revolving Credit Commitments pursuant to this Section.

(b) Each Lender may approve or reject a request for an increase in its Commitment in its sole and absolute discretion and, absent an affirmative written response within fifteen (15) days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect the Borrowers’ right to increase the Total Revolving Credit Commitments pursuant to this Section as a result of, and with respect to the pro rata shares of, those Lenders that approve such increase and such additional Lenders that join this Agreement in accordance with subsection (e) of this Section. Notwithstanding any other provision hereof, no Lender which rejects a request for an increase in the Total Revolving Credit Commitments shall be (i) subject to removal as a Lender, (ii) obligated to lend any amount greater than its original Commitment, or (iii) deemed to be in default in any respect hereunder.

(c) In responding to a request under this Section, each Lender that is willing to increase the amount of its Commitment shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Revolving Credit Percentage before such increase) in any resulting increase in the Total Revolving Credit Commitment, subject to the right of the Agent to adjust allocations of the increased amount of the Total Revolving Credit Commitment so as to result in the commitment amounts of the Lenders being in integral multiples of $1,000,000.

(d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, the Borrowers in their sole discretion may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as assignees under Section 10.11 and which are reasonably acceptable to the Agent as additional Lenders hereunder in accordance with clause (e) of this Section (each, a “New Lender”), which New Lenders may assume the amount of the increase in the Total Revolving Credit Commitment that has not been assumed by the consenting Lenders.

(e) Each New Lender designated by the Borrowers and reasonably acceptable to the Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Total Revolving Credit Commitment upon its execution of an instrument of joinder to this Agreement which is in form and substance acceptable to the Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Agent and the other Lenders which would be granted or made by an assignee under Section 10.11 by means of the execution of an Assignment and Acceptance Agreement.

(f) Subject to the foregoing, any increase to the Total Revolving Credit Commitment requested under this Section shall be effective as of the date proposed by the Borrowers (or such later date as all conditions in this Section are satisfied) and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to their Commitment plus (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, the Borrowers shall execute replacement Notes to each affected Lender and new Notes to each New Lender, and the Revolving Credit Percentage of each Lender will be adjusted, higher or lower as needed, to give effect to the increase in the Total Revolving Credit Commitment.

(e) The first sentence of Section 7.1 of the Credit Agreement is hereby further amended to read, in its entirety, as follows:

ALFA shall not permit its consolidated total stockholders’ equity on any date to be less than $675,000,000 plus 25% of ALFA’s cumulative consolidated net income, if positive, earned after March 31, 2006 through the last day of the most recent fiscal quarter for which statements were delivered or required to have been delivered to the Agent pursuant to Section 5.3, taken as one accounting period.

(f) Sections 7.2 and 7.3 of the Credit Agreement are hereby deleted in their entirety.

(g) The following Section 7.5 is hereby added to the Credit Agreement and shall read as follows:

7.5 Consolidated Interest Coverage. ALFA will maintain a ratio, on a consolidated basis, measured at the end of each fiscal quarter of: (1) EBIT to (2) Interest Expense for the preceding four fiscal quarters of at least 3.0 to 1.0.

5. Credit Documents to Remain in Effect. Except as expressly amended herein, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

6. No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor release any party from liability for any of the Loans, nor affect any of the rights, powers or remedies of the Lenders under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

7. Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8. Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

9. Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

10. Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

12. Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it is a part thereof for all purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have caused this Amendment to be executed and delivered by their duly authorized representatives on the dates set forth below, to be effective as of the Effective Date.

ALFA CORPORATION

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

ALFA FINANCIAL CORPORATION

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

ALFA LIFE INSURANCE CORPORATION

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

ALFA INSURANCE CORP.

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

ALFA GENERAL INSURANCE CORP.

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

ALFA VISION INSURANCE CORPORATION

By:	/s/ Stephen G. Rutledge
Title:	Senior Vice President, CFO and
Chief Investment Officer

AMSOUTH BANK, as a Lender

By:	/s/ Illegible
Title:	Assistant Vice President

Revolving Credit Commitment: $55,000,000

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mary K. Young
Title:	Senior Vice President

Revolving Credit Commitment: $20,000,000

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Kelly Peace
Title:	Vice President

Revolving Credit Commitment: $42,500,000

SUNTRUST BANK, as a Lender

By:	/s/ Illegible
Title:	Vice President

Revolving Credit Commitment: $37,500,000

COMPASS BANK, as a Lender

By:	/s/ Cheryl Lange
Title:	Vice President

Revolving Credit Commitment: $30,000,000

REGIONS BANK, as a Lender

By:	/s/ Timothy D. Riley
Title:	Senior Vice President

Revolving Credit Commitment: $30,000,000

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ziad W. Amra
Title:	Assistant Vice President

Revolving Credit Commitment: $27,500,000

COLONIAL BANK, as a Lender

By:	/s/ Illegible
Title:	Commercial Lending Officer

Revolving Credit Commitment: $10,000,000

WHITNEY NATIONAL BANK, as a Lender

By:	/s/ Illegible
Title:	Senior Vice President

Revolving Credit Commitment: $17,500,000

COMERICA BANK, as a Lender

By:	/s/ Janet L. Wheeler
Title:	Assistant Vice President

Revolving Credit Commitment: $30,000,000

AMSOUTH BANK, as Agent

By:	/s/ Illegible
Title:	Assistant Vice President

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